UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2015

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2015, Juniper Networks, Inc. ("Juniper" or the "Company") announced that Jonathan Davidson, 41, has been promoted to executive vice president and general manager of Juniper Development and Innovation. Davidson joined Juniper Networks in March 2010 as vice president, product line management where he was responsible for the Edge Routing and Aggregation Business product management and strategy. From July 2012 to July 2014, Davidson served as senior vice president and general manager of the Campus and Data Center Business Unit, and in July 2014, Davidson was appointed senior vice president and general manager for Juniper Networks Security, Switching and Solutions Business Unit, where he was responsible for the innovation, growth and product development of the Company’s market-leading security and switching solutions. Immediately prior to joining Juniper, Davidson had a 15-year career in various leadership positions at Cisco Systems, Inc., where he most recently served as director of product management and led the enterprise routing product management team and service provider Layer 4 through Layer 7 services team.

There are no family relationships between Mr. Davidson and any other director or executive officer of the Company and there have been no transactions between Mr. Davidson and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press Release issued by Juniper Networks, Inc. on January 15, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

January 15, 2015	By:	/s/ Robyn M. Denholm

Name: Robyn M. Denholm
Title: Executive Vice President, Chief Financial and Operations Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Juniper Networks, Inc. on January 15, 2015